Exhibit 10.40

Execution Copy

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement, dated as of June 5, 2013 (this “Amendment”), is among SFX INTERMEDIATE HOLDCO II LLC, a Delaware limited liability company (the “Borrower”), the other Persons listed on the signature pages hereof, the Lenders party hereto (collectively, the “Lenders” and individually, a “Lender”) and BARCLAYS BANK PLC, as administrative agent and collateral agent (in such capacities, together with its successors and permitted assigns, the “Administrative Agent”) under the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, reference is made to the Credit Agreement, dated as of March 15, 2013, as amended by the Amendment No. 1 and Consent to Credit Agreement dated as of May 22, 2013 (as further amended, restated, extended, supplemented, modified and otherwise in effect to the date hereof, the “Credit Agreement”), among, inter alios, the Borrower, Holdings (as defined in the Credit Agreement), each lender from time to time party thereto and the Administrative Agent;

WHEREAS, the Borrower has requested that the Lenders provide additional term loans under the Term Facility in an aggregate additional amount of $15,000,000 (the “Additional Term Loans”), such that immediately following the funding of such Additional Term Loans, the aggregate principal amount of the Term Facility outstanding on the Amendment No. 2 Effective Date (as defined below) shall be $64,500,000;

WHEREAS, the Borrower intends to use the proceeds of the Additional Term Loans (i) to repay up to an additional $5,515,134.14 of the Nightlife Note, (ii) for the payment of transaction costs, fees and expenses related to this Amendment and (iii) for working capital purposes; and

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Lenders agree to provide such additional term loans to the Borrower.

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

Section 1.                                          Defined Terms.  All capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Credit Agreement.  The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall apply to this Amendment, mutatis mutandis, as if set forth herein.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” and “this Credit Agreement” (and indirect references such as “hereunder,” “hereby,” “herein,” and “hereof”) shall be deemed to be references to the Credit Agreement as amended by this Amendment.

Section 2.                                          Amendments to the Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Credit Agreement (including all schedules and exhibits thereto) is hereby amended as follows:

(a)                                 The following definitions are hereby inserted in the appropriate alphabetical locations into Section 1.01 of the Credit Agreement:

“Amendment No. 2” means Amendment No. 2 to this Agreement dated as of June 5, 2013.

“Amendment No. 2 Effective Date” means the date as of which Amendment No. 2 became effective pursuant to Section 3 thereof.

“Employee Hiring and Retention Procedures” means the procedures substantially as listed on Schedule 1.01B, as may be waived, amended or otherwise modified in accordance with Section 6.11(e).

(b)                                 The following definitions set forth in Section 1.01 of the Credit Agreement are hereby restated in their entirety to read as follows:

“Borrowing” means a borrowing of Term Loans on the Closing Date or on the Amendment No. 2 Effective Date, as applicable.

“Term Commitment” means, as to any Lender, (x) the commitment of such Lender, if any, to make Term Loans on the Closing Date in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Term Commitments” and/or (y) the commitment of such Lender, if any, to make Term Loans on the Amendment No. 2 Effective Date in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Additional Term Commitments”.  The aggregate Term Commitments shall be $64,500,000.”

(c)                                  Section 1.02 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

Unless the context requires otherwise, each reference to “the Borrowing” shall be construed to be a reference to “each Borrowing”.

(d)                                 Section 2.01 of the Credit Agreement is hereby amended by inserting the phrase “or the Amendment No. 2 Effective Date, as applicable,” immediately following each instance of the phrase “Closing Date” contained therein.

(e)                                  Section 2.02(a) is hereby restated in its entirety to read as follows:

Each Borrowing shall consist of Term Loans made by lenders on the Closing Date or on the Amendment No. 2 Effective Date, as applicable, in each case ratably in accordance with their respective Term Commitments.

(f)                                   Section 2.06 of the Credit Agreement is hereby amended by inserting the phrase “or the Amendment No. 2 Effective Date, as applicable,” immediately following each instance of the phrase “Closing Date” contained therein.

(g)                                  Section 4.01 of the Credit Agreement is hereby amended by inserting the phrase “on the Closing Date” immediately after “The effectiveness of each Lender’s Term Commitment” in the introductory phrase thereof.

(h)                                 Section 5.13 of the Credit Agreement is hereby restated in its entirety to read as follows:

SECTION 5.13              Use of Proceeds.  The proceeds of the Term Loans shall be used by the Borrower solely (a) on the Closing Date, (i) to consummate the Transactions and for the payment of transaction costs, fees and expenses related thereto, (ii) for working capital purposes, (iii) to pay the Beatport Consideration, (iv) to fund transaction costs in connection with the IDT Joint Venture Transaction, the Beatport Acquisition and the Nightlife Acquisition, (v) to repay the Nightlife Note in an amount not to exceed $3,000,000 and (vi) to fund a $7,500,000 draw under the IDT Intercompany Note and (b) on the Amendment No. 2 Effective Date, (i) to repay the Nightlife Note in an amount not to exceed $5,515,134.14, (ii) for the payment of transaction costs, fees and expenses related to Amendment No. 2 and (iii) for working capital purposes; provided that at all times all funds to be used in connection with clauses (a)(ii) and (b)(iii) hereof shall be appropriately segregated until used for such purpose.

(i)                                     The following Section 5.17 is hereby inserted following Section 5.16 of the Credit Agreement:

Section 5.17.                          Employee Hiring and Retention Procedures.  (a) Each Group Member shall comply in all material respects with the Employee Hiring and Retention Procedures.

(b)                                 Each Loan Party agrees, at the reasonable written request of the Administrative Agent, to provide the Administrative Agent with access once per calendar year to such Loan Party’s files to review compliance with clause (a) above; provided that the Administrative Agent has entered into non-disclosure agreement(s) acceptable to such Loan Party in its reasonable discretion.

(j)                                    Section 6.05(d) of the Credit Agreement is hereby restated in its entirety to read as follows:

(d)                                 Restricted Payments to the Parent Company (i) on the Closing Date (x) to pay the Beatport Consideration, (y) to repay the Nightlife Note in an amount not to exceed $3,000,000 and (z) to pay any transactions costs in connection with the Beatport Acquisition, the IDT Joint Venture Transaction and the Nightlife Acquisition, (ii) to the Parent Company or any Affiliate thereof on the Amendment No. 1 Effective Date to pay the Stereosonic Consideration and (iii) on the Amendment No. 2 Effective Date to repay the Nightlife Note in an amount not to exceed $5,515,134.14.

(k)                                 Section 6.11 of the Credit Agreement is hereby amended by (i) deleting the “or” after the end of clause (c) thereof, (ii) replacing the period (“.”) at the end of clause (d) thereof and replacing it with the text “; or” and adding the following clause (e):

(e)                                  waive, amend or otherwise modify the terms of, or terminate the Employee Hiring and Retention Procedures, except for those waivers, amendments or modifications that do not materially affect the interests of any Secured Party under the Loan Documents to which a Loan Party is a party or in the Collateral without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided that, such consent shall not be necessary for those waivers, amendments or modifications as may be necessary or required under applicable Law and are provided to the Administrative Agent in writing.

(l)                                     The schedule attached hereto as Exhibit A is hereby inserted as Schedule 1.01B of the Credit Agreement immediately following Schedule 1.01A of the Credit Agreement.

(m)                             Schedule 2.01 of the Credit Agreement is hereby replaced in its entirety to read as set forth on Exhibit B hereto.

Section 3.                                          Conditions to Effectiveness.  This Amendment shall become effective on the date on which each of the following conditions is satisfied (the “Amendment No. 2 Effective Date”):

(a)                                 Executed Amendment No. 2 to Credit Agreement.  The Administrative Agent shall have received one or more counterparts of this Amendment duly executed by the Loan Parties, the Administrative Agent and the Lenders.

(b)                                 Executed Amendment No. 1 to Sillerman Guarantee.  The Administrative Agent shall have received from Robert F. X. Sillerman a ratification and affirmation of his obligations under the Sillerman Guarantee (the “Amendment No. 1 to Guarantee Agreement”).

(c)                                  Officer’s Certificates.  The Administrative Agent shall have received a certificate, dated as of the Amendment No. 2 Effective Date, of a Responsible Officer of each Loan Party certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing this Amendment and certifying that attached thereto is a true, correct and complete copy of (i) the articles or certificate of incorporation or formation (or equivalent Organizational Document), as applicable, of such Loan Party and all amendments thereto, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, (ii) the by-laws (or equivalent Organizational Document) of such Loan Party as in effect on the Amendment No. 2 Effective Date, (iii) resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party approving and authorizing the execution, delivery and performance of this Amendment and (iv) each certificate required to be delivered pursuant to Section 3(d) below, or in the case of the incumbency or clauses (i) and (ii) above certifying that the incumbency or applicable document has not changed from the version attached to the officer’s certificates delivered to the Administrative Agent on the Closing Date.

(d)                                 Certificates of Good Standing.  The Administrative Agent shall have received certificates dated as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by the Administrative Agent, each other jurisdiction where such Loan Party is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Loan Party has filed required tax returns and owes no delinquent taxes.

(e)                                  Opinions of Counsel.  The Administrative Agent shall have received an opinion of (x) Reed Smith LLP, special counsel to the Loan Parties, (y) Hogan Lovells LLP, Colorado counsel to certain of the Loan Parties, and (z) Dornbush Schaeffer Strongin & Venaglia, LLP, counsel to Robert F. X. Sillerman, in each case, addressed to the Administrative Agent and the Lenders and dated the Amendment No. 2 Effective Date, in form and substance reasonably satisfactory to the Arrangers.

(f)                                   Fees and Expenses.  The Borrower shall have paid all fees, costs and expenses (including reasonable and documented out-of-pocket legal fees and expenses) agreed in writing to be paid by it to the Arrangers, Agents and/or the Lenders in connection herewith to the extent due (and, in the case of expenses (including reasonable and documented out-of-pocket legal fees and expenses), to the extent that statements for such expenses shall have been delivered to the Borrower not less than one Business Day prior to the Amendment No. 2 Effective Date).

(g)                                  Closing Certificate. The Administrative Agent shall have received a certificate, dated as of the Amendment No. 2 Effective Date, signed by the Chief Financial Officer of Holdings, certifying (i) that after giving effect to the Additional Term Loans, the application of the proceeds thereof in accordance with the Credit Agreement and the payment of all estimated legal, accounting and other fees related hereto and thereto, the Loan Parties, taken as a whole, are Solvent and (ii) satisfaction of the conditions set forth in Section 3(h), (i), and (j) hereof.

(h)                                 Consents.  Each Group Member shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary in connection with the consummation of the transactions contemplated in any Loan Document (including the Transactions).

(i)                                     Litigation.  Except as set forth on Schedule 1 hereto, there shall be no pending (or, to the knowledge of any Group Member, threatened in writing) actions, investigations, suits, proceedings, audits, claims, written demands, orders or disputes to which a Group Member is a party with, by or before any Governmental Authority, other than those that, if adversely determined, would not reasonably be expected to materially and adversely affect the Loan Documents and the other transactions contemplated hereby or thereby.

(j)                                    Representations and Warranties; No Default.  each of the representations and warranties in Section 4 hereof shall be true and correct in all respects on and as of this date as if made on and as of this date.

(k)                                 Borrowing Request. The Administrative Agent shall have received a written Borrowing Request in accordance with the requirements of Section 2.03 of the Credit Agreement.

Section 4.                                          Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)                                 the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Loan Parties; this Amendment has been duly executed and delivered by the Loan Parties; and this Amendment constitutes a valid and binding agreement of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, except (i) as such enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) that rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law);

(b)                                 no Default or Event of Default exists or would result from giving effect to this Amendment and the consummation of the transactions contemplated hereby; and

(c)                                  (i) the representations and warranties of the Group Members as set forth in this Amendment and in any other Loan Document to which a Loan Party is a party and (ii) the representations and warranties of Robert F.X. Sillerman as set forth in the Sillerman Guarantee, are, in each case of the foregoing clauses (i) and (ii), true and correct in all material respects on and as of this date as if made on and as of this date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects. No Default or Event of Default has occurred and is continuing or would result from the Borrowing of the Additional Term Loans, the application of proceeds thereof or the consummation of any Permitted Acquisition as of the Amendment Closing Date

Section 5.                                          Miscellaneous.

(a)                                 Confirmation of Loan Documents.  Except as expressly provided in this Amendment, each of the Loan Parties hereby ratifies and confirms all of the terms and conditions of the Credit Agreement, the Security Documents and the other Loan Documents to which it is a party and all documents, instruments and agreements related thereto, which remain in full force and effect.  The Borrower hereby reconfirms its obligations pursuant to the Credit Agreement to pay and reimburse the Administrative Agent and the Lenders for all costs and expenses (including without limitation, the fees and expenses of its counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment to the extent required by Section 9.03 of the Credit Agreement.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.  This Amendment shall constitute a Loan Document.

(b)                                 Limitation of this Amendment.  The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written.  Except as expressly provided herein, this Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Administrative Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby.  This Amendment shall be construed in connection with and as part of the Credit Agreement.

(c)                                  Captions.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(d)                                 Governing Law.  This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

(e)                                  Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Receipt by facsimile or electronic transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

(f)                                   Successors and Assigns.  This Amendment shall be binding upon and shall inure to the sole benefit of the Loan Parties, Administrative Agent and Lenders and their respective successors and assigns.

(g)                                  References.  Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(h)                                 Consent to Amendment of Sillerman Guarantee.  The Lenders hereby consent to the amendment of the Sillerman Guarantee pursuant to the Amendment No. 1 to Guarantee Agreement, to be entered into substantially concurrently with this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

BARCLAYS BANK PLC, as Administrative Agent and as a Lender

By:	/s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
	Title:	Director
Banking Products Services, US

By:	/s/ Joselin Fernandes
Name: Joselin Ferndandes
	Title:	Associate Director
Banking Products Services, US

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

JEFFERIES GROUP LLC, as a Lender

By:	/s/ John Stacconi
Name: John Stacconi
Title: Global Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Accepted and Agreed as of the date first above written:

SFX INTERMEDIATE HOLDCO II LLC,

SFX INTERMEDIATE HOLDCO I LLC,

PITA I LLC

SFX-LIC OPERATING LLC

SFX-NIGHTLIFE OPERATING LLC

SFX-IDT N.A. HOLDING LLC

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: President

BEATPORT, LLC

BEATPORT JAPAN, LLC

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: President

ID&T/SFX NORTH AMERICA LLC

ID&T/SFX Q-DANCE LLC

ID&T/SFX SENSATION LLC

ID&T/SFX MYSTERYLAND LLC

ID&T/SFX TOMORROWWORLD LLC

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

Exhibit A

SCHEDULE 1.01B
TO
CREDIT AGREEMENT

EMPLOYEE HIRING AND RETENTION PROCEDURES

The following procedures apply to any employee or independent contractor (i) with significant managerial responsibilities, or (ii) who holds themselves out to the general public or significant business contacts of a Group Member as a representative of such Group Member (each, a “Covered Person”) and any applicant for such positions:

•                  The applicable provisions of the employee handbook shall provide that any misrepresentation in a resume, job application form, job interview or employee questionnaire will be grounds for immediate dismissal.

•                  Each Covered Person shall complete and sign a questionnaire similar in nature to such Group Member’s (or Affiliate thereof’s) Director & Officer questionnaires.

•                  If a recruiting firm is involved in the hiring process, such firm shall provide a written summary of the initial interviews with the candidate, and a written summary of not fewer than two references of such candidate.  If no recruiting firm is involved, a member of such Group Member’s (or Affiliate thereof’s) human resources department shall provide written evidence of not fewer than two reference checks.

•                  A member of such Group Member’s (or Affiliate thereof’s) human resources department shall conduct an internet search relating to the job applicant, and, where legally available, obtain a criminal activity report.

•                  Not less than annually, (i) Covered Persons shall be required to update their information and resubmit their employee questionnaire and (ii) a member of such Group Member’s (or Affiliate thereof’s) human resources department will conduct an internet search on each Covered Person.

•                  Personnel conducting the hiring process and the annual review will be required to inform the Chief Operating Officer and General Counsel of the applicable Group Member of any matter disclosed during this process that may call into question the suitability of the job applicant or the Covered Person.

Exhibit B

SCHEDULE 2.01
TO
CREDIT AGREEMENT

TERM COMMITMENTS

Name of Lender	Term Commitments	Additional Term Commitments
Barclays Bank PLC	$17,127,000	$5,190,000
UBS Loan Finance LLC	$17,127,000	$5,190,000
Jefferies Group LLC	$15,240,000	$4,620,000
Total	$49,500,000	$15,000,000

Schedule 1
Litigation

None.